Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Summary Consolidated Financial Data,” “Selected Consolidated Financial Data,” “Change in Independent Registered Public Accounting Firm,”  “Experts” and to the use of our report dated April 3, 2013, except for Note 17, as to which the date is June 13, 2013, in the amended registration statement on Amendment No. 1 to Form S-1 and related Prospectus of Tremor Video, Inc. dated June 14, 2013.

/s/ Ernst & Young LLP

New York, NY

June 13, 2013